Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-51837) of Saga Communications, Inc. 1992 Stock Option Plan,
(2)	Registration Statement (Form S-8 No. 333-63321) of Saga Communications, Inc. Employees’ 401(k) Savings & Investment Plan,
(3)	Registration Statement (Form S-8 No. 333-107686) of Saga Communications, Inc. 2003 Employee Stock Option Plan,
(4)	Registration Statement (Form S-8 No. 333-125361) of Saga Communications, Inc. 2005 Incentive Compensation Plan, and
(5)	Registration Statement (Form S-8 No. 333-192101) of Saga Communications, Inc. 2005 Incentive Compensation Plan Second Amended and Restated;

of our report dated March 13, 2015, with respect to the consolidated financial statements of Saga Communications, Inc. included in this Annual Report (Form 10-K) of Saga Communications, Inc. for the year ended December 31, 2015.

/s/ Ernst & Young LLP

Detroit, Michigan

March 11, 2016